                                                                  EXECUTION COPY



                              VISIBLE GENETICS INC.

                          REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT (this "Registration Rights Agreement") is entered into as of December 14, 1999, by and among VISIBLE GENETICS INC., an Ontario corporation (the "Company"), and the purchasers of Common Shares of the Company (the "Shares") who are identified as "Investors" in that certain Common Shares Purchase Agreement of even date herewith (the "Purchase Agreement") and whose signatures appear on the execution pages hereof. The purchasers of the Shares shall be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    RECITALS

    WHEREAS, the Company proposes to sell the Shares pursuant to the Purchase Agreement;

    WHEREAS, as a condition of entering into the Purchase Agreement, the Investors have requested that the Company extend to them certain registration rights and other rights as set forth below; and

    NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Registration Rights Agreement and in the Purchase Agreement, the parties mutually agree as follows:

    1. DEFINITIONS

    As used in this Registration Rights Agreement the following terms shall have the following respective meanings:

    "Closing" has the meaning ascribed thereto under the Purchase Agreement.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Form F-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

    "Holder" means any Investor or assignee permitted in accordance with 5.3 hereof owning of record Registrable Securities that have not been sold to the public.

    "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

    "Registrable Securities" means the Shares or any Common Shares which may be issued with respect to or in substitution for such Shares by reason of dividend, stock split, combination of shares, recapitalization, reclassification or reorganization.

    "Registration Statement" means any registration statement of the Company that covers the Shares and lists holders thereof as selling shareholders pursuant to the provisions of this Registration Rights Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference or deemed to be incorporated by reference therein.

    "SEC" or "Commission" means the Securities and Exchange Commission.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    2. REGISTRATION OF SHARES

         2.1 Registration Statement. Within 30 days after the date hereof, the Company shall prepare and file with the Commission a Registration Statement on Form F-3 pursuant to Rule 415 under the Securities Act covering the resale of the Registrable Securities. In addition, the Company shall:

               (a) Use its best efforts to cause such Registration Statement to become effective at the earliest possible time and to keep such Registration Statement continuously effective for a period of two years following the date on which the Registration Statement becomes effective under the Securities Act, or such shorter period ending on the earlier of (i) when all Registrable Securities covered by the Registration Statement have been sold or (ii) sixty (60) days after the first date when all Registrable Securities covered by the Registration Statement may immediately be sold during any 90-day period without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act (the "Registration Period"); provided, however, that the Company shall not be deemed to have kept a Registration Statement effective during the applicable period if it voluntarily takes any action that results in Holders not being able to sell such Registrable Securities pursuant to applicable securities laws during that period (and the time period during which such Registration Statement is required to remain effective hereunder shall be extended by the number of days during which such Holders are not able to sell Registrable Securities) unless such action is required under applicable law or regulation or court order.

               (b) Prepare and file with the SEC such pre-effective and post-effective amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to cause the Registration Statement to become effective, to keep the Registration Statement continuously effective during the Registration Period and not misleading, and as may otherwise be required or applicable under, and to comply with the provisions of, the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the Registration Period.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be necessary to permit the sale of the Registrable Securities.

               (e) Notify promptly the Holders of Registrable Securities to be sold (and in any event within two (2) business days after) and (if requested by any such Person) confirm such notice in writing, (i)(A) when a prospectus or any prospectus supplement or post-effective amendment is proposed to be filed, and,
(B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal, Canadian, state or provincial governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (f) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

               (g) If requested by the holders of a majority of the Registrable Securities being sold in connection with such offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the holders reasonably request should be included therein regarding such holders or the plan of distribution of the Registrable Securities, and (ii) make all required filings of the prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of such matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 2.1(g) that would, in the opinion of outside counsel for the Company, violate applicable law.

               (h) Upon the occurrence of any event contemplated by Section 2.1(e)(v), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to each Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (i) Use its reasonable best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange or automated quotation system, if any, on which similar securities issued by the Company are then listed.

         2.2 Seller Information. The Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition as the Company may from time to time reasonably request; provided that such information shall be used only in connection with such registration.

    If the Registration Statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall promptly (i) notify the Company and its counsel of the existence of any fact of which such Holder becomes aware and the happening of any event which relates to Holder or the distribution of the securities owned by such Holder which results in the Registration Statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or the Prospectus included in such Registration Statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in light of the circumstances under which they were made, not misleading, and (ii) provide to the Company such information which relates to Holder or the distribution of the securities owned by such Holder as shall be necessary to enable the Company to prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other documents required so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.3 Notice to Discontinue. Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(e)(ii) through (v), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 2.1(h) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Registration Rights Agreement by the number of days in excess of ten (10) business days during the period from and including the date of the giving of such notice pursuant to Section 2.1(e) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus.

         2.4 Expenses of Registration. Except only as specifically provided herein, all expenses incident to the performance of compliance with this Registration Rights Agreement by the Company shall be borne by the Company, regardless of whether the Registration Statement becomes effective, including, without limitation, (i) all registration and filing fees and expenses (including filings made with the National Association of Securities Dealers ("NASD"), if applicable); (ii) fees and expenses (including fees and expenses of counsel) of compliance with federal securities and state Blue Sky and other Canadian, provincial or other securities laws; (iii) expenses of printing, messenger and delivery services, duplication, word processing and telephone incurred by the Company (but not by the holders of Registrable Securities); (iv) fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing Common Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance). The Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company. The Investors will bear their own expenses not described above in connection with or arising out of the registration of their Shares except that, as provided in the Purchase Agreement, the Company will pay the costs of one legal counsel for all Investors in connection with this Agreement and the Purchase Agreement of up to a maximum of $25,000.

         2.5 Indemnification.

               (a) Indemnification by Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal, Canadian, provincial or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including any preliminary, final or summary prospectus, amendment or supplement thereto) included in such Registration Statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make any statement therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation of the Securities Act, the Exchange Act, any Canadian, provincial or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any Canadian, provincial or state securities law in connection with the offering covered by the Registration Statement; provided, however, that the Company will not be liable for indemnification in any such case to the extent that any losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company by such Holder. Subject to Section 2.5(c), the Company will pay to each such Holder, partner, officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a violation.

               (b) Indemnification by Holder of Registrable Securities. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, agents and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, agent or controlling person may become subject under the Securities Act, the Exchange Act or other federal, Canadian, provincial or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs as a result of reliance by the Company upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by the Company or any such director, officer, agent, controlling person or other person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that in no event shall any indemnity under this Section 2.5(b) exceed the dollar amount of proceeds from the offering received by such Holder.

               (c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party; provided, however, that the indemnified party shall be entitled to elect only one counsel at the expense of the indemnifying party and such counsel shall be reasonably acceptable to the indemnifying party). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if it is finally determined in a court of competent jurisdiction (which determination is not subject to appeal) that such failure is materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5. No indemnifying party shall be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld.

               (d) Contribution. If the indemnification provided for in this
Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the dollar amount of proceeds from the offering received by such Holder.

               (e) Survival; Settlement. The obligations of the Company and Holders under this Section 2.5 shall survive completion of any offering of Registrable Securities in a registration statement, the termination of this Registration Rights Agreement and any sale by the Holders of Registrable Securities. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         2.6 Termination of Registration Rights. Notwithstanding anything herein to the contrary, a Holder shall not be entitled to any registration rights, rights to liquidated damages or other rights hereunder (a) if all Registrable Securities held by such Holder have been sold or (b) beginning sixty (60) days after the first date on which all Registrable Securities held by such

Holder may immediately be sold during any 90-day period without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act ("Termination Event"); provided, however, that any right to liquidated damages, indemnification or any other right that had accrued to the benefit of such Holder prior to the Termination Event but had not been satisfied as of the Termination Event, shall remain in effect after the Termination Event until satisfied.

    3. RULE 144

    During the Registration Period, the Company covenants that it will file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act and the Rules and Regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements.

    4. LIQUIDATED DAMAGES

               (a) The Company acknowledges and agrees that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill certain of its obligations hereunder. Accordingly, if (i) the Registration Statement has not been declared effective by the Commission within 120 days after the Closing, or (ii) the Registration Statement is declared effective but shall thereafter cease to be effective without being succeeded within 30 days by any additional Registration Statement filed and declared effective (each such event referred to in clauses (i) and (ii), a "Registration Default"), the Company agrees to pay liquidated damages (for loss of benefit of a bargain and not as a penalty) to each Holder of Registrable Securities an amount equal to .75% of the dollar amount of such Holder's investment in the Registrable Securities for each full month commencing on the 121st day in the case of clause (i) and on the 31st day in the case of clause (ii) until the Registration Statement is declared effective, or the successor Registration Statement is filed and declared effective or until 180 days after the Closing, whichever occurs first. Commencing on the 181st day of the Closing, if the Registration Default persists, the foregoing required percentage payment by the Company for each full month shall increase to 1.5% until the Registration Statement is declared effective.

               (b) All accrued liquidated damages ("Default Payment") shall be paid to Holders by the Company on the sooner of the day the Registration Statement or successor Registration Statement is declared effective or every 30 days by wire transfer of immediately available funds or by federal funds check by the Company. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease to accrue. In the event of a Registration

Default, if the Default Payment is not paid as set forth above, such Default Payment shall be deemed indebtedness of the Company due upon demand and bearing interest at an annual rate equal to 18% (or such lesser amount that is the maximum permitted by applicable law) until paid in full (the "Indebtedness"). Any Indebtedness shall be deemed senior to all "Subordinated Indebtedness"; provided; however, that if the characterization or treatment of the Default Payment as senior or prior to any Subordinated Indebtedness would result in a default (or upon giving of notice or passage of time or both would result in a default) under any Senior Indebtedness (a "Senior Indebtedness Default") then the priority of the Indebtedness shall automatically be adjusted to the most senior position possible which will not result in or cause a Senior Indebtedness Default. "Subordinated Indebtedness" means all indebtedness for borrowed money of the Company other than Senior Indebtedness and any Default Payment. "Senior Indebtedness" means: (i) any obligations of the Company to the Royal Bank of Canada arising under the Credit Facility extended by it to the Company, as the same may be amended from time to time; (ii) any obligations of the Company to any other commercial bank, financial institution or institutional lender or other person which is or is intended to be senior indebtedness or senior subordinated indebtedness, as the same may be amended from time to time; and
(iii) any extension, renewals, amendments or restatements of any of the foregoing.

               (c) All of the obligations of the Company set forth in this
Section 4 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

    5. MISCELLANEOUS

         5.1 Governing Law; Exclusive Jurisdiction. This Registration Rights Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto (a) agree that any suit, action or other proceeding arising out of this Agreement shall be brought only in the courts of the State of New York or the courts of the United States located within the State of New York, in each case in the County of New York,
(b) consent and submit to the exclusive jurisdiction of each such court in any such suit, action or proceeding and (c) waive any objection which they, or any of them, may have to personal jurisdiction or the laying of venue of any such suit, action or proceeding in any of such courts, and agree not to seek to change venue.

         5.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby.

         5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Permitted Assignee of Registrable Securities from time to time. A "Permitted Assignee" shall mean (i) with respect to any Investor, any other person directly or indirectly controlling or controlled by or under direct or indirect, common control with such Investor,

(ii) the spouse, sibling, child, step-child, grandchild, niece, nephew or parent of the Investor, or the spouse thereof, and (iii) any transferee or assignee of not less than 75,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, and the like). The Company may not assign the rights or obligations hereunder without the prior written consent of each Holder of Registrable Securities.

         5.4 Entire Agreement. This Registration Rights Agreement, including any exhibits hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         5.5 Severability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.6 Amendment and Waiver. The provisions of this Registration Rights Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding Registrable Securities; provided, however, that Sections 2.1 and 2.5 shall not be amended, modified or supplemented, and waivers or consents to departures from this proviso may not be given, unless the Company has obtained the written consent of each Holder of the then outstanding Registrable Securities.

         5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Registration Rights Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Registration Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Registration Rights Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         5.8 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) upon receipt when sent by first-class registered or certified mail, return receipt requested, postage prepaid, or (d) upon receipt after deposit with a nationally recognized overnight express courier, postage prepaid, specifying next day delivery with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten (10) days advance written notice to the Company. All communications shall be addressed as follows:

               (a) if to the Company, to:

                         VISIBLE GENETICS INC.
                         700 Bay Street, Suite 1000
                         Toronto, Ontario
                         M5G 1Z6
                         Telephone: (416) 813-3242
                         Facsimile: (416) 813-3250
                         Attention:  Chief Executive Officer

                         with a copy so mailed to:

                         BAER MARKS & UPHAM LLP
                         805 Third Avenue
                         New York, New  York  10022
                         Telephone: (212) 702-5700
                         Facsimile: (212) 702-5941
                         Attention: Steven S. Pretsfelder

                         and to:

                         GOLDMAN, SPRING, SCHWARTZ & KICHLER
                         Suite 700
                         40 Sheppard Avenue West
                         North York, Ontario
                         M2N 6K9
                         Attention:  Samuel Schwartz

               (b) if to the Investors, at the address as set forth on the Counterpart Execution Page of this Registration Rights Agreement.

         5.9 Attorneys' Fees. In the event that any dispute among the parties to this Registration Rights Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Registration Rights Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         5.10 Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Holders or subsequent Holders of Registrable Securities if such Holders or subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         5.11 Titles and Subtitles. The titles of the sections and subsections of this Registration Rights Agreement are for convenience of reference only and are not to be considered in construing this Registration Rights Agreement.

         5.12 Counterparts. This Registration Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    If this Registration Rights Agreement is satisfactory to you, please so indicate by signing a counterpart execution page to this Registration Rights Agreement and a Registration Statement Questionnaire and return such counterpart and questionnaire to the Company whereupon subject to the Company's acceptance of your subscription, this Registration Rights Agreement will become binding between us in accordance with its terms.



                                  Visible Genetics Inc.
                                  an Ontario corporation


                                  By:___________________________________________
                                  Name: Richard T. Daly
                                  Title:  President and Chief Executive Officer

                          REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART EXECUTION PAGE

    By signing below, the undersigned agrees to the terms of the Visible Genetics Inc. Registration Rights Agreement.

                                  INVESTOR:


                                  By:___________________________________________
                                     Name:
                                     Title:

                                     Address:___________________________________
                                             ___________________________________
                                             ___________________________________
                                  Facsimile:____________________________________

                                                                      Appendix I


                              VISIBLE GENETICS INC.
                      REGISTRATION STATEMENT QUESTIONNAIRE

    In connection with the preparation of the Registration Statement, please provide us with the following information:

    1. Please state your or your organization's name exactly as it should appear in the Registration Statement:_________________________________________________

    2. Please provide the following information, as of December 13, 1999:

         a) Number of Shares that you are purchasing:

         b) Number of Shares that you seek to include in the Registration
            Statement: c) Number of Common Shares that you already beneficially own: d) Number of Shares of Series A Preferred Shares that you already beneficially own:

         e) Number of Warrants that you already beneficially own:

         f) Total Number of Securities that you already beneficially own: Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Company's 1998 Annual Report on Form 20-F? Yes_____ No_____

    1. Have your or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Company's 1998 Annual Report on Form 20-F? Yes_____ No_____

If yes, please indicate the nature of any such relationships:___________________

    4. Please describe your Plan of Distribution for the shares you wish to sell:___________________________________________________________________________

                                          INVESTOR:


                                          ______________________________________

                                          By:___________________________________

                                          Print Name:___________________________

                                          Title:________________________________

    The foregoing constitutes the only information furnished to the Company for inclusion in the Registration Statement for purposes of Section 2.5(b) of the Registration Rights Agreement.